Exhibit 107

Calculation of Filing Fee Table

Form S-1MEF

(Form Type)

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)
Fees to be paid	Equity	Common Stock, par value $0.00001 per share	457(o)			$1,629,176	$0.0000927		$151.03
	Equity	Representative Warrants(3)
Fees to be paid	Equity	Common Stock underlying Representative Warrants(4)	457(o)			$81,461	$0.0000927		$7.55
		Total Offering Amounts				$1,710,637		$
		Total Fee Offsets
		Net Fee Due(5)				$1,710,637			$158.58

(1)	Represents only the additional number of shares of common stock being registered pursuant to this Registration Statement, which includes the shares that the underwriters have the option to purchase. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes the proposed maximum aggregate offering price of the additional representative warrants of $81,461, which is equal to 4.0% of the aggregate value of the additional common shares to be registered pursuant to this Registration Statement, including the additional shares that the underwriters have the option to purchase, at an exercise price equal to 125% of the public offering price per share.

(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents warrants to purchase a number of shares of common stock equal to 4% of the number of shares of common stock sold in this offering, including upon exercise of the option to purchase additional shares of common stock, at an exercise price equal to 125% of the public offering price per share.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $17,609,363 on its Registration Statement on Form S-1, as amended (File No. 333-260099), which was declared effective by the Securities and Exchange Commission on February 4, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $1,710,637 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A